Exhibit No. 99.1

INTAC International Announces Record

2004 Earnings & Continued Growth

•                  Company reports record 2004 revenues of $115.3 million and net income of $5.8 million

•                  Great success of strategic redirection from distribution business to career development services with first time revenues, gross profits and high gross margin in 2004

•                  Continued strong growth to be expected for career development services in 2005

Hong Kong, March 9, 2005 /PRNewswire/ — INTAC International Inc. (Nasdaq: INTN) (FSE: WKN 805768), a leading provider of a full range of integrated career development services to Chinese students as well as management software products for educational institutions in China, today announced its results of operations for the year ended December 31, 2004.

Revenue increased by $23.9 million, or 26.1%, to $115.3 million for the year ended December 31, 2004, from $91.4 million for the same period in 2003. Gross profit increased by $8.7 million to $12.2 million for the year ended December 31, 2004, from $3.5 million for the same period in 2003. The gross margin increased by 6.8% to 10.6% for the year ended December 31, 2004 from 3.8% for the same period in 2003.

Income from operations was $6.26 million for the year ended December 31, 2004, as compared to a loss from operations of $282,797 for the same period in 2003. Net income was $5.8 million ($0.28 per share) for the year ended December 31, 2004, as compared to a net loss of $239,196 ($0.01 per share) for the same period in 2003.

Q4 2004 revenue was $50.8 million (career development services $4.2 million and distribution business $46.6 million), operating income was $5.5 million (career development services $1.9 million and distribution business $3.6 million) and net income was $4.8 million (career development services $1.9 million and distribution business $2.9 million), as compared to Q4 2003 revenue of $24.9 million (all distribution business), operating loss of $209,409 (career development services $133,516 and distribution business $75,893) and net loss of $145,975 (career development services $65,809 and distribution business $80,166).

The increase in career development services revenue in 2004 is due to the redirection of the Company’s business plan from the traditional distribution business to its career development services, and primarily consisted of revenues from sales of our education administration software.  The increase in distribution business revenue in 2004 is due to an increase in average sales prices and increased sales volume.  Changing technology and new customers enabled the Company to continue the substantial growth during 2004.

The increase in income from operations and net income in 2004 was primarily due to the expansion of the career development services business and the increase in revenue and improved gross profit margins in the distribution business.

The strategic redirection of the Company’s business plan from the distribution business to its career development services, which was initiated in Q4 2003 with the formation of our joint venture with China’s Ministry of Education, is now showing marked progress.

“2004 was a defining year for INTAC’s new career development service business segment, capped by an outstanding fourth quarter. We are delighted with the strong results we achieved with our career development services. The success of the strategic shift to the more lucrative career development services has validated our 14 months of hard work” said Wei Zhou, Chairman and CEO of INTAC.  “Our strong partnership with the Ministry of Education has been a key success factor in our business redirection. We anticipate our career development services revenue and income to increase substantially in 2005 and to create significant shareholder value for our investors.”

“In 2005, we expect continued strong growth in the market for educational services in China”, continued Mr. Zhou. “Our career development services are showing excellent momentum as we roll-out some very promising services in the first quarter of 2005, like the Family School Link Communication System, our management career training services, as well as HR and recruiting services delivered through our Internet portals www.PHRBank.com and www.Joyba.com. As a result, we expect to continue expanding INTAC’s service and product portfolio and marketing programs, as well as expansion of our student database to a number of up to 15 million students in 2005. With the effective execution of our M&A and partnership strategies, we believe that 2005 will be an outstanding year for INTAC’s evolution to become an integrated education company serving to empower China’s educational future and infrastructure.”

“The financial health of our Company has never been better,” said J. David Darnell, Senior Vice President and Chief Financial Officer.  “We have increased cash balances and working capital with no debt which gives us the ability to execute our business plan.  We are now positioned to continue our growth both internally as well as through acquisitions such as Beijing Huana Xinlong Information and Technology Development Co., Ltd. (“Huana Xinlong”), acquired in December 2004, which has had a very accretive impact on both revenue and earnings.”

The Company previously has filed its annual report required to be filed with the Securities and Exchange Commission on Form 10-KSB as a qualified small business issuer.  For its fiscal year ended December 31, 2004, the Company is no longer eligible to file its annual report on Form 10-KSB, and instead is required to file its annual report on Form 10-K as an “accelerated filer.”  Until very recently, the Company erroneously believed that it would first be required to comply with Section 404 of the Sarbanes-Oxley Act for its fiscal year ending December 31, 2005.  The Company has now become aware that it is required to comply with Section 404 for its fiscal year ended December 31, 2004.  Although the Company has been working to establish an effective framework to assess its internal controls over financial reporting in accordance with Section 404, the Company has not completed an assessment of its internal controls over financial reporting for its fiscal year ended December 31, 2004, in accordance with Section 404.  As a result, the Company’s auditors, KBA Group LLP, will be unable to express, and will likely disclaim, an opinion as to management’s assessment and as to the effectiveness of the Company’s internal controls over financial reporting for its fiscal year ended December 31, 2004.  The Company’s inability to complete an assessment of its internal controls over financial reporting in accordance with Section 404 and KBA’s inability to express an opinion thereon does not necessarily imply that a significant deficiency or material weakness in the Company’s internal controls is present.  Management is not aware of any material weaknesses in the Company’s internal controls over financial reporting, and nothing has come to the attention of management which causes them to believe that any material inaccuracies or errors exist in the Company’s financial statements as of December 31, 2004.  Further, KBA has advised the Company that notwithstanding the lack of management’s assessment of the Company’s internal controls in accordance with Section 404, KBA expects to render an unqualified opinion on the Company’s financial statements.

The Company’s annual report on Form 10-KSB for the year ended December 31, 2003 and quarterly report on Form 10-Q for the quarter ended September 30, 2004 may be viewed at the SEC’s website www.sec.gov and the Company’s annual report on Form 10-K for the year ended December 31, 2004 with a detailed description of the company’s services, products and growth strategy will be available March 16, 2005 at the same location.

About INTAC International, Inc.

INTAC International, Inc. is focused on the exploitation of strategic business opportunities available in China and the Asia-Pacific Rim. INTAC is refocusing its business plan from the traditional distribution of premium brand wireless handsets to a provider of a full range of integrated educational and career development services as well as management software products for educational institutions in China. In a strong cooperation (partnership) with China’s Ministry of Education, INTAC tailors its online and offline services and products towards a target group of 300 million Chinese students. The services are delivered through the Company’s websites, www.PHRBank.com and www.Joyba.com, as well as through a range of mobile value-added services, its print formats and its local Career Service Centers across China.

Forward-Looking Statements

This press release contains certain “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements expressed or implied by such forward-looking statements to differ materially from those projected or implied. Factors that could cause or contribute to such differences include, among other things: changes in general business conditions; the impact of competition in our industry, especially in the Asia- Pacific Rim; the fact that we are an early stage company with an unproven business model; our need for additional working capital, particularly to the extent that we are able to locate a suitable business opportunity; the added expense structure assumed by us as a U.S. public company; political and economic events and conditions in jurisdictions in which we operate; PRC Internet laws and regulations that are unclear and will likely change in the near future; restrictions on foreign investment in the PRC Internet sector that are imposed by the PRC government; the PRC government that may prevent us from distributing; regulation and censorship of information distribution in China which may adversely affect our business; political and economic policies of the PRC government; the risk of the loss of the agreements, or the exclusivity terms, with the Education Management Information Center; the high cost of Internet access that may limit the growth of the Internet in China and impede our growth; advertising and e-commerce customers that have only limited experience using the Internet for advertising or commerce purposes; the acceptance of the Internet as a commerce platform in China which depends on the resolution of problems relating to fulfillment and electronic payment; concerns about security of e-commerce transactions and confidentiality of information on the Internet that may increase our costs, reduce the use of our Internet portal and impede our growth; our network operations that may be vulnerable to hacking, viruses and other disruptions, which may make our products and services less attractive and reliable; changes in interest rates, foreign currency fluctuations and capital market conditions; and other factors including those detailed under the heading “Business Risk Factors” and elsewhere in the Company’s annual report on Form 10-KSB for the year ended December 31, 2003 and quarterly report on Form 10-Q for the quarter ended September 30, 2004, as filed with the Securities and Exchange Commission. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future events or otherwise. INTAC undertakes no obligation to update any forward-looking statements made in this media release.

Contact: J. David Darnell, Senior Vice President and Chief Financial Officer, 469-916-9891, for further information.

Internet: http://www.intac-international.com